UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 6, 2017
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 6, 2017, Raymond James Financial, Inc. (the “Company”) announced that it has elected to redeem all of its outstanding 6.90% Senior Notes due 2042 (“Senior Notes”) on March 15, 2017 (the “Redemption Date”). The aggregate principal amount outstanding of the Senior Notes is $350,000,000. The redemption price for the Senior Notes will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, for an aggregate payment to holders of the Senior Notes of approximately $356,037,500. The Bank of New York Mellon Trust Company, N.A., as trustee for the Senior Notes, issued a notice to registered holders concerning the redemption (the “Redemption Notice”). The Company intends to use cash on hand to fund this redemption. After such redemption, no Senior Notes will remain outstanding.

The foregoing does not constitute a notice of redemption with respect to any of the Senior Notes. A copy of the Redemption Notice is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On February 6, 2017, the Company issued a press release announcing the redemption, a copy of which is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1 Redemption Notice, dated February 6, 2017, issued by Raymond James Financial, Inc.

99.2 Press release, dated February 6, 2017, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	February 6, 2017	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Redemption Notice, dated February 6, 2017, issued by Raymond James Financial, Inc.
99.2	Press release, dated February 6, 2017, issued by Raymond James Financial, Inc.